                                                                 EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the following Registration Statements on Form S-8 of our report dated November 21, 1994 appearing on page 43 of the 1994 Annual Report to Shareholders of Hewlett-Packard Company which is incorporated in this Annual Report on Form 10-K.

       Registration No 2-66780 through Post-Effective Amendment No. 6

       Registration No. 2-90239

       Registration No. 2-92331 through Post-Effective Amendment No. 3

       Registration No. 2-96361 through Post-Effective Amendment No. 1

       Registration No. 33-30769

       Registration No. 33-31496

       Registration No. 33-31500

       Registration No. 33-38579

       Registration No. 33-50699

       Registration No. 33-52291



[SIGNATURE OF PRICE WATERHOUSE LLP OMITTED]

PRICE WATERHOUSE LLP

San Francisco, California
January 27, 1995